Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 1, 2014, among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation and a wholly owned subsidiary of Holdings (as successor to Consolidated Communications Finance Co., the “Company”), and the guarantors listed on the signature page hereto (together with Holdings, the “Guarantors”), and Wells Fargo Bank, National Association, a national banking association (or its permitted successor), as trustee under the Indenture referred to below (the “Trustee”).  Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

W I T N E S S E T H

WHEREAS, the Company and the Guarantors party thereto have heretofore executed and delivered an Indenture, dated as of May 30, 2012, as amended by a First Supplemental Indenture, dated as of July 2, 2012, and a Second Supplemental Indenture, dated as of August 3, 2012 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance by the Company of its 10.875% Senior Notes due 2020 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (the “Requisite Consent”);

WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by resolutions of the boards of directors or equivalent managing bodies of the Company and the Guarantors; and

WHEREAS, all conditions precedent and requirements necessary to make this Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled, and the execution and delivery hereof has been in all respects duly authorized on the part of each of the Company and the Guarantors, and the Company has obtained the Requisite Consent to the amendments to the Indenture set forth herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the benefit of each other and for the equal and ratable benefit of the Holders as follows:

ARTICLE 1
DEFINITIONS

Section 1.1 Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2
AMENDMENTS

Section 2.1 Permitted Liens.  Clause (1) of the definition of “Permitted Liens” contained in Section 1.01 of the Indenture is hereby amended and restated in its entirety to read as follows:

“(1)           Liens securing obligations in an amount when created or Incurred, together with the amount of all other obligations secured by a Lien under this clause (1) at that time outstanding (and any Permitted Refinancing Indebtedness Incurred in respect thereof) not to exceed the greater of (A) the sum of (i) the amount of Indebtedness Incurred and outstanding at such time under Section 4.09(b)(1) plus (ii) the amount of Indebtedness available for Incurrence at such time under Section 4.09(b)(1) and (B) the product of (x) 2.75 and (y) the Company’s Consolidated Cash Flow for the most recent four fiscal quarters for which internal financial statements are available at such time, which Consolidated Cash Flow shall be calculated on a pro forma basis in the manner set out in clause (a) of the definition of “Consolidated Leverage Ratio;’”

Section 2.2 Restricted Payments.  Section 4.07(a)(B) of the Indenture is hereby amended and restated in its entirety to read as follows:

“the Consolidated Leverage Ratio of the Company would, after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, be less than 4.50 to 1.00; and”

ARTICLE 3
MISCELLANEOUS

Section 3.1 Execution and Delivery.  This Supplemental Indenture shall be effective upon execution by the parties hereto. The Company hereby represents, warrants, and certifies to the Trustee that it has received the Requisite Consent, the execution of this Supplemental Indenture is authorized and permitted by the Indenture, and constitutes the legal, valid and binding obligation of the Company and the Guarantors enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

Section 3.2 Ratification of Indenture; Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.3 Severability.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.4 Governing Law.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

Section 3.5 Waiver of Jury Trial.  EACH OF THE COMPANY AND EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.6 Counterparts.  The parties may sign any number of copies of this Supplemental Indenture (including by electronic transmission).  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 3.7 Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.8 Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, including its right to be compensated, reimbursed and indemnified, whether or not elsewhere herein so provided.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or with respect to the consents of the Holders or any documents used in the solicitations of such consents, all of which recitals are made solely by the Company and the Guarantors.

[SIGNATURE PAGE FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

CONSOLIDATED COMMUNICATIONS, INC.
CONSOLIDATED COMMUNICATIONS
HOLDINGS, INC., as a Guarantor
CONSOLIDATED COMMUNICATIONS
OF TEXAS COMPANY, as a Guarantor
CONSOLIDATED COMMUNICATIONS
OF FORT BEND COMPANY, as a Guarantor
CONSOLIDATED COMMUNICATIONS
SERVICES COMPANY, as a Guarantor
CONSOLIDATED COMMUNICATIONS
ENTERPRISE SERVICES, INC., as a Guarantor
CONSOLIDATED COMMUNICATIONS
OF PENNSYLVANIA COMPANY, LLC, as a Guarantor

SUREWEST COMMUNICATIONS, as a Guarantor
SUREWEST TELEPHONE, as a Guarantor
SUREWEST LONG DISTANCE, as a Guarantor
SUREWEST TELEVIDEO, as a Guarantor
SUREWEST FIBER VENTURES LLC, as a Guarantor SUREWEST KANSAS, INC., as a Guarantor
By:
	Name:	Steven L. Childers
	Title:	Senior Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
	Name:	Gregory S. Clarke
	Title:	Vice President

[Signature Page to Third Supplemental Indenture]